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EXHIBIT 10.49

LETTER AGREEMENT

June 13, 2003

Special Devices, Incorporated
14370 White Sage Road
Moorpark, CA 93021

Ladies and Gentlemen:

        This letter agreement (this "Letter Agreement") is entered into by and between Special Devices, Incorporated, a Delaware corporation (the "Company"), and Wells Fargo Foothill, Inc. (fka Foothill Capital Corporation, the "Lender"). Reference is made to that certain Loan and Security Agreement dated as of June 27, 2001, between the Company and Lender, as amended by those certain letter agreements dated as of July 17, 2002, October 22, 2002, and March 28, 2003 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings ascribed to them in the Loan Agreement. The term "Loan Documents" as defined in the Loan Agreement is hereby amended and supplemented to include this Letter Agreement.

        The Company and Lender hereby agree to amend the Loan Documents as follows:

        1.    References to Foothill Capital Corporation.    All references to "Foothill Capital Corporation" in any of the Loan Documents and Amendment No. 1 (as defined in paragraph 4 of this Letter Agreement) are hereby changed to "Wells Fargo Foothill, Inc."

        2.    Revised Schedules to Loan Agreement.    The schedules attached to this Letter Agreement as Exhibit A hereby replace the corresponding schedules attached to the Loan Agreement.

        3.    Transfer of Certain Equipment.    Notwithstanding Sections 6.9 and 7.4 of the Loan Agreement, the Lender hereby consents to the Borrower's transfer to Special Devices (Thailand) Co., Ltd. of the Equipment described on Exhibit B attached hereto (the "Transferred Equipment"). Lender acknowledges that it has received from Borrower a prepayment with respect to the Term Loan in the amount of $24,150 in connection with the Transferred Equipment. Borrower hereby represents that, other than the Transferred Equipment, it has not transferred any other Equipment to Special Devices (Thailand) Co., Ltd.

        4.    Consent and Amendment No. 1 to Loan Documents.    The Consent and Amendment No. 1 to Loan Documents, dated as of April 16, 2003 ("Amendment No. 1"), has been executed by Borrower and Lender; however, Amendment No. 1 has not become effective because the conditions precedent to its effectiveness have not been satisfied. Borrower shall cause Amendment No. 1 to become effective no later than July 31, 2003.

        Except as specifically set forth above and as set forth in other amendments and agreements in writing between the parties in accordance with Section 15.1 of the Loan Agreement, the respective rights and obligations of the parties under the Loan Agreement shall remain unchanged.

        This Letter Agreement may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument. The terms and conditions of the Loan Agreement are hereby incorporated by reference into this Letter Agreement.

        This Letter Agreement shall become effective upon the Company returning a executed copy of this Letter Agreement to Lender.

        Please indicate your agreement by signing as indicated below.

Very truly yours,

WELLS FARGO FOOTHILL, INC.
/s/ JOHN NOCITA
AGREED AND ACKNOWLEDGED:
SPECIAL DEVICES, INCORPORATED
By:	/s/ JAMES E. REEDER
Name:	JAMES E. REEDER
Title:	VICE PRESIDENT FINANCE
Date:	JUNE 13, 2003

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  EXHIBIT 10.49